SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date  of  Report  (Date  of  earliest  event  reported)     NOVEMBER  22,  2000
                                                           --------------------


                                BRIGHTCUBE, INC.
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               (Exact name of registrant as specified in charter)



               NEVADA                  000-26693              87-0431036
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     (State or other jurisdiction     (Commission           (IRS Employer
          of incorporation)           File Number)        Identification No.)


307 ORCHARD CITY DRIVE, SUITE 310, CAMPBELL, CALIFORNIA                 95008
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(Address of principal executive offices)                              (Zip Code)




Registrant's  telephone  number,  including  area  code     (408)  364-8777
                                                            --------------------



         300 ORCHARD CITY DRIVE, SUITE 142, CAMPBELL, CALIFORNIA  95008
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         (Former name or former address, if changed since last report.)


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ITEM  5        OTHER  EVENTS
               -------------

               On November 22, 2000, BrightCube, Inc., formerly PhotoLoft, Inc. ("BrightCube"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among BrightCube, PhotoL Acquisition Corporation, a California corporation and wholly-owned subsidiary of BrightCube ("Merger Sub"), Extreme Velocity Group, Inc., a California corporation ("EVG"), and certain shareholders of EVG. Under the Merger Agreement, Merger Sub will be merged with and into EVG, with EVG as the surviving corporation in the merger. EVG will thereby become a wholly-owned subsidiary of BrightCube. The merger is to be effected through the issuance of up to an aggregate of 18,192,648 shares of BrightCube Common Stock in exchange for all of the outstanding capital stock of EVG. In addition, BrightCube has agreed to pay $800,000 to the principal shareholder of EVG and assume certain lines of credit with a balance of approximately $690,000 in the aggregate. The consummation of the merger is subject to the satisfaction of certain conditions.

               A copy of the press release announcing the signing of the Merger Agreement is also attached hereto as Exhibit 99.1 andu incorporated herein by
                                        ------------
reference.

ITEM  7        FINANCIAL  STATEMENTS  AND  EXHIBITS
               ------------------------------------

     (c)       Exhibits         The  following  document  is filed as an exhibit
               --------
                                to this report:

     99.1      Press  Release  dated  December  8,  2000.


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
                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BrightCube,  Inc.



                                          By  /s/  Ed  MacBeth
                                            ------------------------------------
                                                 Ed  MacBeth
Date:  December 19, 2000                         President


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
                                  EXHIBIT INDEX

Exhibits     The  following  document  is  filed  as  an exhibit to this report:
--------

99.1         Press  Release  dated  December  8,  2000.


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